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                                                                     Exhibit 3.2
                              AMENDED AND RESTATED

                                  BY - L A W S

                                       OF

                           TRANSACT TECHNOLOGIES INC.

                            (as of February 16, 1999)



                                    ARTICLE I

                                     OFFICES

         Section 1.01 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 1.02 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.01 Meetings of Stockholders. All meetings of the stockholders shall be held in Wallingford, Connecticut, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.02 Annual Meetings of Stockholders. Annual meetings of stockholders shall be held on the first Thursday in May, unless such day is a legal holiday, (in which case the meeting will be held on the next secular day following), or on such other date and at such other time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 2.03 Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled
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to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 2.04 List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.05 Special Meetings of Stockholders. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or Secretary at the request in writing of the board of directors, or at the request in writing of stockholders owning 50% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.06 Notice of Special Meetings of Stockholders. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 2.07 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholder for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.08 Majority Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or


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represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 2.09 Voting Rights. Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless allowed by the laws of the State of Delaware or unless the proxy provides for a longer period.


                                   ARTICLE III

                                    DIRECTORS

         Section 3.01 Election of Directors. The number of directors which shall constitute the whole board shall be not less than five, or as the board of directors shall determine by resolution. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02 of this Article. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice, the (x) name and address, as they appear on the corporation's books, of such stockholder and (y) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the corporation, to determine


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whether a stockholder has complied with this Section 3. If the inspectors shall determine that a stockholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws of the corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3.02 Vacancies on Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting at which the term of office of the class to which such director has been elected expires and until such director's successor has been duly elected and qualified. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these By-Laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided by law.

         Section 3.03 Powers of Board of Directors. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.04 Meetings of Board of Directors. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 3.05 First Meeting of Board of Directors. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders or incorporators and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders or the incorporators to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders or the incorporators, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.


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         Section 3.06 Regular Meetings of Board of Directors. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 3.07 Special Meetings of Board of Directors. Special meetings of the board may be called by the Chairman of the Board or the President on 24 hours' notice to each director, either personally or by mail, by telegram or by telephone; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director in which case special meetings shall be called by the President or Secretary in like manner and in like notice on the written request of the sole director.

         Section 3.08 Quorum. At all meetings of the board, a majority of the directors, but not fewer than one, shall constitute a quorum, unless the board consists of only one director, in which case the sole director shall constitute a quorum, for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.09 Director Consents. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 3.10 Telephone Meetings of Board of Directors. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 3.11 Committee of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have


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and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority, except as allowed by the laws of the State of Delaware, in reference to:

                  (i)      Amending the Certificate of Incorporation,

                  (ii) adopting an agreement of merger or consolidation, unless the resolution creating such committee expressly so provides,

                  (iii) recommending it to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, unless the resolution creating such committee expressly so provides,

                  (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution,

                  (v)      amending the By-Laws of the corporation,

                  (vi) taking any action with respect to the issuance of the corporation's stock, unless the resolution creating such committee expressly so provides, and

                  (vii) declaring a dividend, unless the resolution creating such committee expressly so provides.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.


         Section 3.12 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 3.13 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as directed. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.14 Removal of Directors. Unless otherwise retracted by the Certificate of Incorporation or by statute or law, any director may be removed from


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office only for cause by the affirmative vote of the holders of at least 80% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

         Section 3.15 Chairman of the Board. The Chairman of the board of directors, if there is one, shall be elected annually by and from the board of directors and shall preside at all meetings of the stockholders and directors at which he shall be present.

                                   ARTICLE IV

                                     NOTICES

         Section 4.01 Notices. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 4.02 Waiver of Notice. Whenever a notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section 5.01 Necessary Officers. The officers of the corporation shall be chosen by the board of directors and there shall be elected from among the officers of the corporation, persons having the titles and exercising the duties (as prescribed by the By-Laws or by the Board) President, Vice President, Secretary, and Treasurer. The board of directors may also choose one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers. Any number of offices may be held by the same person. No officer need be a stockholder.

         Section 5.02 Election of Officers. The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer.


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         Section 5.03 Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 5.04 Officers, Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5.05 Term of Office. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         Section 5.06 Chairman of the Board. The Chairman of the Board shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

         Section 5.07 President. The President shall be the Chief Executive Officer of the corporation and shall preside at all meetings of the stockholders and of the board of directors in the absence of the Chairman of the Board. It shall be his duty and he shall have the power to see that all orders and resolutions of the board of directors are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the board of directors a report of the operations of the corporation for such year and a statement of its affairs and shall from time to time report to the board of directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

         Section 5.08 Vice Presidents. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the board of directors. Each vice President shall have such other powers and perform such other duties as the board of directors shall from time to time designate.

         Section 5.09 Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors or in the absence of such designation in such depositories as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the board of directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the board of directors such statements of his transactions and accounts as the President and board of directors respectively may from time to time require. The Treasurer shall


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perform such duties and have such powers additional to the foregoing as the board of directors may designate.

         Section 5.10 Assistant Treasurers. In the absence of disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if one be elected, or, if more than one, by the one designated for the purpose by the board of directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the board of directors shall from time to time designate.

         Section 5.11 Treasurer's Bonds. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 5.12 Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the stockholders and of the board of directors at their meetings and shall perform like duties for the standing committees when required. Unless the board of directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rule as shall be adopted from time to time by the board of directors, such records may be kept solely in the stock certificate books. The Secretary shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

         Section 5.13 Temporary and Assistant Secretaries. In the absence of the Secretary from any meeting of the stockholders or board of directors, if there be no Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the board of directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the board of directors may from time to time designate.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 6.01 Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate certifying the number of shares owned by him in the corporation, signed by or in the name of the corporation by (a) either the Chairman of


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the board of directors, the President or a Vice- President and (b) either the
Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.

         Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 6.02 Signature on Stock Certificates. Where a certificate is countersigned, (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 6.03 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorized such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6.04 Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied


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by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of certificates representing shares of the capital stock of the corporation.

         Section 6.05 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 6.06 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls' and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS.

         Section 7.01 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of applicable law, may be declared by the board of directors at any regular or special meeting, and paid either (a) out of its surplus, as defined by law, or (b) in case there shall be no such surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with law, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the board of directors shall not, except as allowed by the laws of the State of Delaware, declare and pay out of such net profits any dividends upon any shares of any classes of the corporation's capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall


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have been repaired. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 7.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors may think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 7.03 Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 7.04 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 7.05 Fiscal Year. The fiscal year of the corporation shall end on December 31.

         Section 7.06 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 7.07 Indemnification of Officers and Directors. The corporation shall indemnify any director, officer, employee or agent of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extend authorized and permitted by the laws of the State of Delaware. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware. The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation shall be reduced by any amounts such person may collect as indemnification under any policy of insurance purchased and maintained on his behalf by the corporation.

         The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any certificate of


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
incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The right of reimbursement for liabilities and expenses so imposed or incurred shall include the right to receive such reimbursement in advance of the final disposition of any such action, suit or proceeding upon the corporation's receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation pursuant to law or this Section 7.07. Neither the amendment nor repeal of this Section 7.07, nor the adoption of any provisions of the Certificate of Incorporation inconsistent with this Section 7.07, shall eliminate or reduce the effect of this Section 7.07 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 7.07 would accrue or arise, prior to such amendment, repeal or adopting of an inconsistent provision.

         Section 7.08 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the board of directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

         Section 7.09 Inspection of Books by Stockholders. Subject to the laws of the State of Delaware, the board of directors shall have the power to determine from time to time and at any time whether and to what extent and at what times and places and under what conditions and regulations the records of account, books and stock ledgers of the corporation, or any of them, shall be open to inspection and copying by stockholders, their agents or attorneys; and no stockholder, his agent or attorney shall have any right to inspect or copy any record of account or book or stock ledger, or any part thereof, of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the board of directors or of the stockholders and unless and until such stockholder agrees to comply with, and abide by, such conditions and regulations governing inspection and copying thereof, as determined by the board of directors.

         Section 7.10 Transactions with Directors, Officers, etc. The corporation may enter into contracts or transactions with one or more of its directors, officers, employees or stockholders, or with any other corporation, partnership, association, or other organization in which one or more of its directors, officers, employees or stockholders are directors, officers, partners, employees or stockholders, or have a financial interest, to the full extent authorized and permitted by the laws of the State of Delaware.


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
                                  ARTICLE VIII

         Section 8.01 Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting, or by any consent of the stockholders or directors executed in accordance with the Certificate of Incorporation or these By-Laws.


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